SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RENOVIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RENOVIS, INC.

Two Corporate Drive

South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 16, 2004

To the Stockholders:

NOTICE IS HEREBY GIVEN, that the annual meeting of stockholders of Renovis, Inc. will be held on June 16, 2004, at 2 p.m. Pacific time, at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California, for the following purposes:

•	to elect two directors to hold office until the 2007 annual meeting of stockholders or until the election and qualification of their respective successors;

•	to ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year 2004; and

•	to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

Please refer to the attached proxy statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

Stockholders of record at the close of business on April 26, 2004 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. You may inspect a complete list of stockholders eligible to vote at the meeting at our offices during the ten days prior to the meeting. All stockholders are cordially invited to attend the annual meeting.

By order of the Board of Directors:

Alan C. Mendelson

Secretary

May 7, 2004

Two Corporate Drive

South San Francisco, California 94080

RENOVIS, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

June 16, 2004

INTRODUCTION

General

This proxy statement is furnished to our stockholders in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco on June 16, 2004 at 2 p.m. Pacific time, and at any adjournments or postponements of the annual meeting.

This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, telegraph, fax or personal interview. We will not pay any additional compensation to directors, officers or other employees for such services but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to our stockholders. We have retained Wells Fargo Shareowner Services to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions for a customary fee, estimated to be approximately $5,000, plus reimbursement of expenses.

A copy of our Annual Report to Stockholders for the year ended December 31, 2003, this proxy statement and accompanying proxy card will be first mailed to stockholders on or about May 7, 2004.

Our principal executive offices are located at Two Corporate Drive, South San Francisco, California 94080, telephone (650) 266-1400.

Quorum and Voting Requirements

Our outstanding common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders of record of our common stock at the close of business on April 26, 2004 are entitled to notice of, and to vote at, the meeting. On that date, 24,545,133 shares of our common stock were issued and outstanding. The presence at the meeting, in person or by proxy, of a majority of those shares will constitute a quorum. Each share of common stock is entitled to one vote.

There are no statutory or contractual rights of appraisal or similar remedies available to stockholders in connection with any matter to be acted on at the meeting.

A proxy card is enclosed for your use. We ask that you sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States.

The election of the director nominees requires a plurality of the votes cast for the election of directors; accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, by checking the appropriate box on your proxy card you may cast your votes in favor of, or withhold your votes with respect to, some or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meetingfor Proposals Nos. 1 and 2. With respect to any other business that may properly come before the meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in determining whether a matter has been approved. Because an abstention or broker non-vote is not treated as a “vote” for or against a particular matter, it will generally not have any impact on a proposal.

Stockholders of record may vote by either completing and returning the enclosed proxy card prior to the meeting, voting in person at the meeting or submitting a signed proxy card at the meeting.

Your vote is important. Accordingly, please sign and return the accompanying proxy card whether or not you plan to attend the meeting in person.

You may revoke your proxy at any time before it is actually voted at the meeting by:

•	delivering written notice of revocation to our Chief Financial Officer, c/o Renovis, Inc., Two Corporate Drive, South San Francisco, California 94080;

•	submitting a later dated proxy; or

•	attending the meeting and voting in person.

Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial owner but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holder in accordance with your instructions.

All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

PROPOSAL NO. 1:

ELECTION OF NOMINEES TO BOARD OF DIRECTORS

General Information

Our Amended and Restated Bylaws provide for three classes of directors that serve staggered terms of one, two or three years as is designated at the time of a director’s election. There are currently three Class II directors, whose terms expire at the annual stockholders’ meeting in 2005, and three Class III directors, whose terms expire at the annual stockholders’ meeting in 2006. The term of office of the Class I directors will expire in 2004, and two nominees for director are to be elected as Class I directors. The two nominees are Corey S. Goodman, Ph.D. and Edward E. Penhoet, Ph.D., each of whom currently serves as a Class I director and were previously appointed by the Board of Directors. The Nominating and Governance Committee recommended to the Board of Directors that Drs. Goodman and Penhoet be nominated for election to this class, each for a three year term ending on the date of the annual meeting in 2007 or until a successor is duly elected or appointed. Proxies cannot be voted for more than two persons.

Each nominee for director has consented to being named in this proxy statement and has indicated his or her willingness to serve if elected. Proxies received by us will be voted for the nominees. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, we will vote the proxies for any substitute nominee we may designate.

Each nominee for election to the Board of Directors currently serves as one of our directors and has continually served as a director since the date such person initially became a director, which is set forth below. The following table sets forth information as of March 31, 2004 with respect to our directors, including two (2) persons nominated for election at the meeting.

Name of Nominee or Director	Age	Position	Director Since
Edward E. Penhoet, Ph.D.(1)(2)	63	Chairman of the Board of Directors	2000
Corey S. Goodman, Ph.D.	52	President and Chief Executive Officer, Director	2001
Nancy M. Crowell(1)	55	Director	2001
Anthony B. Evnin, Ph.D.(1)	63	Director	2000
John H. Friedman(1)	52	Director	2003
Yasunori Kaneko, M.D.(3)	50	Director	2000
Edward M. Scolnick, M.D.(2)	63	Director	2001
John P. Walker(2)	55	Director	2002

(1)	Member of the compensation committee
(2)	Member of the nominating and governance committee
(3)	Member of the audit committee

The principal occupations and positions for at least the past five years of our directors and director nominees are as follows:

Nominees for Election to the Board of Directors for a Three-Year Term Ending in 2007

Corey S. Goodman, Ph.D. has served as our President and Chief Executive Officer and a Director since September 2001 and is a co-founder of Renovis. From 1987 to 2001, Dr. Goodman was a professor at the University of California, Berkeley, most recently as the Evan Rauch Professor of Neuroscience, the Director of the Wills Neuroscience Institute and an Investigator with the Howard Hughes Medical Institute. From 1979 to 1987, Dr. Goodman was on the faculty of Stanford University. Dr. Goodman is a member of the National Academy of Sciences, American Academy of Arts and Sciences and the American Philosophical Society. Dr. Goodman’s honors include the Alan T. Waterman Award in 1983, the Gairdner Award in 1997 and the March-

of-Dimes Prize in Developmental Biology in 2001. Dr. Goodman is Chair of the National Research Council’s Board of Life Sciences and President of the McKnight Endowment Fund for Neuroscience. Dr. Goodman co-founded Exelixis, Inc., a biotechnology company, in 1994. Dr. Goodman received a B.S. in Biology from Stanford University, a Ph.D. in Neurobiology from the University of California, Berkeley and was a postdoctoral fellow at the University of California, San Diego. In addition to Renovis, Dr. Goodman is a member of the board of directors of a private information technology company.

Edward E. Penhoet, Ph.D. has served as our Chairman of the Board of Directors since January 2000 and is a co-founder of Renovis. Since 2002, Dr. Penhoet has served as the Chief Program Officer for Science and Higher Education Programs at the Gordon and Betty Moore Foundation and has been a Professor of Health Policy and Management at the School of Public Health at the University of California, Berkeley. Since 2000, Dr. Penhoet has been a Director of Alta Partners, a venture capital firm. Dr. Penhoet was the Dean of the School of Public Health and a Professor of Public Health and of Molecular and Cell Biology at the University of California, Berkeley from 1998 to 2002. Dr. Penhoet served as Chiron Corporation’s President and Chief Executive Officer from the time he co-founded the company in 1981 until 1998, and has served as a director of Chiron since 1981. From 1997 to 1998, Dr. Penhoet was Chairperson of the California Healthcare Institute. Dr. Penhoet received a B.A. in Biology from Stanford University and a Ph.D. in Biochemistry from the University of Washington. In addition to Renovis, Dr. Penhoet is a member of the board of directors of Chiron Corporation and ZymoGenetics, Inc., a biotechnology company, Eyetech Pharmaceuticals, a biotechnology company, and a private company.

Directors Continuing in Office Until the Annual Meeting of Stockholders in 2005

Nancy M. Crowell has been a member of our Board of Directors since December 2001. Ms. Crowell is a Managing Director of Flagship Ventures, a venture capital firm, and is a founding General Partner of Flagship Ventures’ Applied Genomic Technology Capital fund. Prior to joining Flagship Ventures in 2000, Ms. Crowell was a Partner and Managing Director at Cowen & Company (now SG Cowen Securities Corporation) from 1989 to 1999. Ms. Crowell founded and managed Cowen’s heathcare investment banking practice. Prior to joining Cowen, Ms. Crowell held various investment banking and research positions at Robert Fleming Inc., Dean Witter Reynolds, Inc., Merrill Lynch & Co., Inc. and Citibank International. Ms. Crowell received a B.A. in Psychology from Wellesley College and an M.B.A. from the Haas School of Business at the University of California, Berkeley. In addition to Renovis, Ms. Crowell is a member of the boards of directors of Cell Genesys, Inc. and Nanostream, Inc.

John H. Friedman has been a member of our Board of Directors since August 2003. Mr. Friedman is the Managing Partner of Easton Hunt Capital Partners, L.P., a private investment firm founded by Mr. Friedman in 1999. Since 1991, Mr. Friedman has also been the President of Easton Capital Corp., a private investment firm. From 1989 to 1991, Mr. Friedman was the founder and Managing General Partner of Security Pacific Capital Investors, a private investment firm. Prior to joining Security Pacific, Mr. Friedman was a Managing Director and Partner at E.M. Warburg, Pincus & Co., Inc., where he was employed from 1981 to 1989. From 1978 to 1980, Mr. Friedman was an attorney with Sullivan & Cromwell LLP and during 1980 he was employed at Shearson Loeb Rhoades. Mr. Friedman received a B.A. in History from Yale College and a J.D. degree from Yale Law School. In addition to Renovis, Mr. Friedman is a member of the board of directors of Comverse Technology, Inc., a telecommunications equipment company, YM BioSciences, Inc., a biotechnology company, as well as several private companies.

John P. Walker has been a member of our Board of Directors since December 2002. Mr. Walker is currently the Acting Chief Executive Officer of Kai Pharmaceuticals, Inc., a biotechnology company, and the Chairman of Bayhill Therapeutics, Inc., a biotechnology company. Prior to joining Bayhill in 2002, Mr. Walker was a Venture Partner with Morgan Stanley Venture Partners and, as an independent consultant, was Chairman and Interim Chief Executive Officer of Centaur Pharmaceuticals, Inc. From 1993 to 2001, Mr. Walker was Chairman, Chief Executive Officer and a director of Axys Pharmaceuticals Inc. and its predecessor company Arris Pharmaceutical Corporation. Prior to his association with Arris, Mr. Walker was the Chairman and Chief Executive Officer of

Vitaphore Corporation, a biomaterials company which was sold to Union Carbide Chemical and Plastics Company Inc. in 1990. From 1971 to 1985, Mr. Walker was employed by American Hospital Supply Corporation in a variety of general management, sales and marketing positions, most recently serving as President of the American Hospital Company. Mr. Walker received a B.A. in History from the State University of New York at Buffalo and is a graduate of the Advanced Executive Program, J. L. Kellogg Graduate School of Management at Northwestern University. In addition to Renovis, Mr. Walker is a member of the board of directors of Discovery Partners International Inc., a biotechnology company, and Geron Corporation, a biotechnology company, as well as several private companies.

Directors Continuing in Office Until the Annual Meeting of Stockholders in 2006

Anthony B. Evnin, Ph.D. has been a member of our Board of Directors since July 2000. Dr. Evnin is a Managing General Partner of Venrock Associates, a venture capital partnership, where he has been a Partner since 1975. Dr. Evnin received an A.B. in Chemistry from Princeton University and a Ph.D. in Chemistry from the Massachusetts Institute of Technology. In addition to Renovis, Dr. Evnin is a member of the board of directors of Memory Pharmaceuticals Corp., a biopharmaceutical company, and Sonic Innovations, Inc., a medical technology company, as well as several private companies.

Yasunori Kaneko, M.D. has been a member of our Board of Directors since July 2000. Dr. Kaneko is Managing Director of Skyline Ventures, a venture capital firm specializing in early stage health care companies which he joined in 1999. Prior to joining Skyline in 1999, Dr. Kaneko was the first business executive at Tularik Inc., where at various times he was Chief Financial Officer and Vice President, Business Development from 1992 until Tularik s initial public offering in 1999. From 1991 to 1992, Dr. Kaneko was the Chief Financial Officer of Isis Pharmaceuticals, Inc., a biotechnology company. From 1987 to 1991, he was head of corporate finance in the investment banking division of Paribas Capital Markets Ltd. in Tokyo, Japan and from 1981 to 1987, he was a Product Manager at Genentech, Inc., a biotechnology company. Dr. Kaneko received a medical degree from Keio University School of Medicine and an M.B.A. from Stanford University Graduate School of Business. In addition to Renovis, Dr. Kaneko is a member of the board of directors of several private companies.

Edward M. Scolnick, M.D. has been a member of our Board of Directors since August 2001. Dr. Scolnick is President Emeritus, Merck Research Laboratories. From 1982 to 2003, Dr. Scolnick served in multiple capacities at Merck Research Laboratories, including President and Executive Vice President for Science and Technology at Merck & Co., Inc., a pharmaceutical company. Dr. Scolnick served on the board of directors of Merck from 1997 to 2002. Prior to joining Merck, Dr. Scolnick worked at the National Cancer Institute from 1970 to 1982 and the National Heart Institute from 1967 to 1970. Dr. Scolnick is a member of the National Academy of Sciences, the American Academy of Arts and Sciences and the Institute of Medicine. Dr. Scolnick s involvement in the mental health field includes current memberships on the board of directors for McLean Hospital and the McGovern Institute for Brain Research and his position as President of the Pennsylvania Montgomery County Chapter of the National Alliance for the Mentally Ill. Dr. Scolnick was previously a member of the National Institute of Mental Health Board of Councilors, the FDA Science Board, the Governor s Pennsylvania Health Research Advisory Committee and the board of directors of Pennsylvania Montgomery County Emergency Services. Dr. Scolnick received an A.B. in Biochemical Sciences from Harvard College and an M.D. from Harvard University Medical School. In addition to Renovis, Dr. Scolnick is a member of the board of directors of Millipore Corporation, a biotechnology company, as well as several private companies.

Board Independence and Corporate Governance

Recent changes to the laws and rules governing public companies and the Nasdaq listing requirements oblige the Board of Directors to determine the independence of its members, discuss certain aspects of its corporate governance and discuss in detail certain aspects of its various committees. Accordingly, the Board of Directors has determined that Dr. Penhoet, Ms. Crowell, Dr. Evnin, Mr. Friedman, Dr. Kaneko, Dr. Scolnick and Mr. Walker, which individuals constitute a majority of the Board of Directors, are independent (as independence is currently defined by the listing standards of the Nasdaq stock market).

The Board of Directors has adopted a Compensation Committee Charter, an Audit Committee Charter and a Nominating and Governance Committee Charter, which are attached as exhibits to this proxy statement. Our Audit Committee Charter, Compensation Committee Charter and Nominating and Governance Committee Charter can be located on our website at www.renovis.com in the section titled, “Investor Relations” under the subsection titled “Corporate Governance.”

The Board of Directors has adopted a code of business conduct and ethics that applies to all of our directors, officers and employees. The code promotes the ethical and honest conduct of our officers and employees and addresses the identification and disclosure of conflicts of interest, the importance of accurate and reliable company records, such as financial records and public reports, and compliance with laws and regulations. The code of conduct is available on our website at www.renovis.com in the section titled, “Investor Relations” under the subsection titled “Corporate Governance.” Renovis also has standards and guidelines for the conduct of its employees and officers that are set forth in Renovis’ employee handbook. If we make any substantive amendments to the code of conduct or grant any waiver from a provision of the code of conduct to any of our executive officers or directors, we will make them available through our website as they are adopted.

On February 4, 2004 we commenced our initial public offering and to date have not adopted a formal process for stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications with the Board of Directors has been excellent. Nevertheless, during the upcoming year the Nominating and Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board of Directors and, if adopted, publish it promptly and post it to our website.

The Board of Directors and its Committees

In 2003, our Board of Directors met seven (7) times and acted by written consent four (4) times and each director attended at least 75% or more of the total meetings of the Board of Directors and of the committees on which they served held during the period of 2003 for which they were a director or committee member, respectively, except for Dr. Scolnick. Currently Renovis does not maintain a formal policy regarding director attendance at the annual meeting of stockholders. However, it is expected that, absent compelling circumstances, directors will be in attendance. Prior to becoming a public company, we had not held an annual meeting of stockholders. Our Board of Directors has three standing committees, the Compensation Committee, the Audit Committee and the Nominating and Governance Committee.

Compensation Committee

Our Compensation Committee designs, reviews, and makes recommendations to our Board of Directors regarding our compensation plans, policies and programs, especially those regarding executive compensation. Our Board of Directors has adopted a written charter for the Compensation Committee, which has been filed as an Exhibit to this proxy statement and is accessible on our Company’s website www.renovis.com, in the section titled, “Investor Relations.” The Compensation Committee administers the 2003 Equity Incentive Plan and our 2003 Stock Plan. The Compensation Committee is comprised of Dr. Evnin, as the Chairperson, Dr. Penhoet, Ms. Crowell and Mr. Friedman. The current members of the Compensation Committee are all independent (as independence is defined by the Nasdaq listing standards). The Compensation Committee met four times during 2003, and each member attended all four meetings. The report of our Compensation Committee is included on page 22 of this proxy statement.

Audit Committee

Our Audit Committee assists the Board of Directors with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of our internal audit function, if any, and independent auditors. Our Audit Committee selects our independent auditors, approves all fee arrangements with the independent auditors, reviews our annual audit and meets with our independent auditors to review our internal controls and financial management practices. Our Board of Directors has adopted a written charter for the Audit Committee, which has been filed as an Exhibit to this proxy statement and is accessible on our Company’s website www.renovis.com, in the section titled, “Investor Relations.” The Audit Committee is currently comprised of Dr. Kaneko, as the Chairperson, Mr. Callaghan and Ms. Champsi. The Audit Committee met three times during 2003, and all members were in attendance at each meeting. Renovis anticipates that in connection with the departure from the Board of Directors of Mr. Callaghan and Ms. Champsi at the annual meeting, the Board of Directors will appoint two independent directors from existing directors to replace Mr. Callaghan and Ms. Champsi on the Audit Committee. The Board of Directors has determined that all three current members of the Audit Committee are “independent” directors, as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and the current rules of the National Association of Securities Dealers’ listing standards. The Board of Directors has determined that Dr. Kaneko is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The report of our Audit Committee is included on page 27 of this proxy statement.

Nominating and Governance Committee

Our Nominating and Governance Committee assists the Board of Directors with its responsibilities regarding the identification of individuals qualified to become Board members, the selection of the director nominees for the next annual meeting of stockholders and the selection of director candidates to fill any vacancies on the Board of Directors. The Nominating and Governance Committee is also responsible for developing and recommending to the Board of Directors a set of corporate governance guidelines and principals applicable to us. Our Board of Directors has adopted a written charter for the Nominating and Governance Committee, which has been filed as an Exhibit to this proxy statement and is accessible on our Company’s website www.renovis.com, in the section titled, “Investor Relations.” Drs. Penhoet and Scolnick and Mr. Walker currently serve on the Nominating and Governance Committee. There were no meetings of the Nominating and Governance Committee during 2003. Drs. Penhoet and Scolnick and Mr. Walker are independent members of the Board (as independence is defined by the Nasdaq listing standards).

Before recommending an individual to the Board of Directors for Board membership, the Nominating and Governance Committee canvases the members of the Board of Directors and Renovis’ management team for the names of potential members for the Board of Directors.

The Committee keeps the Board of Directors regularly apprised of its discussions with potential members, and the names of potential members received from its current members, management and stockholders, if the stockholder notice of nomination is timely made. The Board of Directors has not adopted a fixed set of minimum qualifications for candidates for Board membership. Drs. Penhoet and Goodman’s appointments to the Board of Directors were approved by all members of the Board of Directors.

The Nominating and Governance Committee will consider a number of criteria, including some or all of the following factors, in recommending candidates for election to the Board of Directors: (i) experience in corporate governance, such as an officer or former officer of a publicly held company; (ii) experience in the biotechnology industry; (iii) experience as a board member of another publicly held company; and (iv) academic expertise in an area of Renovis’ operations. However, the Nominating and Governance Committee retains the right to modify these qualifications from time to time. In the case of a nominee to a board committee, the candidate must also satisfy the independence requirements of the Nasdaq listing standards, applicable SEC rules and regulations, and those set forth in the corporate governance guidelines and principles applicable to Renovis that have been developed by the Nominating and Governance Committee and approved by the Board. In addition, nominees for membership on the Nominating and Governance Committee, Audit Committee and Compensation Committee must satisfy the selection criteria specified in the relevant committee charter. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of Renovis and the long-term interests of stockholders. Given the current needs of the Board of Directors and Renovis, to maintain a balance of knowledge, experience and capability, the Nominating and Governance Committee considers several individual factors, such as the potential member’s area of expertise and the usefulness of that area of expertise to Renovis, the reasonable availability of the potential member, and the potential member’s character and reputation. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors’ overall service to Renovis during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships or transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Governance Committee will determine whether the nominee must be independent for Nasdaq purposes. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Governance Committee will consider stockholders’ nominations for directors only if written notice is timely received by the Secretary of Renovis at Renovis, Inc., Two Corporate Drive, South San Francisco, California 94080, in accordance with our Bylaws. To be timely, notice must be received not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting, unless the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date, in which case notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The Nominating and Governance Committee has not received any recommended nominations from any of Renovis’ stockholders for the 2004 annual meeting.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Director Compensation

The non-employee members of our Board of Directors are reimbursed for travel, lodging and other reasonable expenses incurred in attending Board of Directors or committee meetings. During 2003, members of our Board of Directors did not receive cash compensation for attending Board of Directors or committee meetings.

In 2004, our directors will receive the following cash compensation:

(i) Three Thousand Dollars ($3,000) per calendar quarter for all non-employee members of the Board of Directors for their service as a member of the Board of Directors, plus an additional Three Thousand Dollars ($3,000) per calendar quarter for service as Chairman of the Board of Directors, each payable at the end of each calendar quarter; plus

(ii) One Thousand Dollars ($1,000) for each regular or special Board meeting attended by such director in person or by conference telephone; plus

(iii) Six Hundred Twenty Five Dollars ($625) per calendar quarter for each member of the Audit Committee for their service as a member of the Audit Committee, plus an additional Six Hundred Twenty

Five Dollars ($625) per calendar quarter for service as Chair of the Audit Committee, each payable at the end of each calendar quarter; plus

(iv) Three Hundred Seventy Five Dollars ($375) per calendar quarter for each member of the Compensation Committee for their service as a member of the Compensation Committee, plus an additional Three Hundred Seventy Five Dollars ($375) per calendar quarter for service as Chair of the Compensation Committee, each payable at the end of each calendar quarter; plus

(v) Two Hundred Fifty Dollars ($250) per calendar quarter for each member of the Nominating and Governance Committee for their service as a member of the Nominating and Governance Committee, plus an additional Two Hundred Fifty Dollars ($250) per calendar quarter for service as Chair of the Nominating and Governance Committee, each payable at the end of each calendar quarter; plus

(vi) For members of the Audit Committee, Compensation Committee and Nominating and Governance Committee, Five Hundred Dollars ($500) for each meeting of each such committee attended by such director in person, and Two Hundred Fifty Dollars ($250) for each meeting of each such committee attended by such director by telephone or videoconference; plus

(vii) Reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.

We grant options to purchase shares of our common stock to our directors under our 2003 Equity Incentive Plan, as amended, or 2003 Stock Plan. Under the 2003 Stock Plan, each non-employee director receives an initial grant of options when they join our Board of Directors, and annual grants thereafter on the day of each annual meeting of stockholders commencing at the annual meeting of stockholders in 2005. The initial grant, and each annual grant, gives each non-employee director the right to purchase up to 22,222 shares and 11,111 shares, respectively, of our common stock. The Chairman of the Board of Directors receives an annual grant of the right to purchase 22,222 shares of our common stock commencing at the annual meeting of stockholders in 2005. Members of the Board of Directors who are our employees who subsequently retire from Renovis and remain on the Board of Directors will not receive an initial option grant as described above but, to the extent they are eligible, will receive subsequent option grants on the date of each annual meeting of our stockholders. A non-employee director’s initial award vests over a period of two years in equal quarterly installments. Subsequent option grants will vest over a period of twelve (12) months in equal quarterly installments. The exercise price of the options granted to directors will be the fair market value of a share of common stock on the date of grant. The term of each option is ten (10) years from the date the option is granted. Upon a director’s termination of membership on the Board of Directors, such options remain exercisable for twelve (12) months following such termination of membership on the Board of Directors (or such longer period as the Board of Directors may determine in its discretion on or after the date of grant of such option).

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE DIRECTORS

NOMINATED IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2:

RATIFICATION OF

SELECTION OF INDEPENDENT AUDITORS

At the recommendation of our Audit Committee, our Board of Directors has selected Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2003. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as Renovis’ independent auditors is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

The following table presents fees for professional audit services rendered by Ernst & Young for the audit of Renovis’ annual financial statements for 2003 and 2002, and fees billed for other services rendered by Ernst & Young LLP during fiscal years 2003 and 2002, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to Renovis:

	Fiscal Year Ended
	2003	2002
Audit fees(a)	$814,590	$53,200
Audit-related fees(b)	$—	$47,950
Tax fees(c)	$26,000	$9,100
All other fees(d)	$1,500	$1,500

Total fees	$842,090	$111,750

(a)	Included fees for the audit of our annual financial statements included in our Form 10-K and fees for review of registration statements and issuance of consents. Audit fees included fees for services that are normally provided in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation. 2003 audit fees included fees for the audit of our financial statements included in our registration statement on Form S-1 in connection with our initial public offering.
(b)	Included fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not reported under “Audit fees.” These services include attest services that are not required by statute or regulation, and research and consultations concerning financial accounting and reporting standards. 2002 audit-related fees are for due diligence and audit services related to our acquisition of the pharmaceutical assets of Centaur Pharmaceuticals, Inc.
(c)	Included fees for tax compliance, tax advice and tax planning. Tax compliance consists of fees billed for professional services related to federal and state tax compliance.
(d)	Included fees for all other services other than those reported above.

Because our initial public offering commenced on February 4, 2004, our Audit Committee was not required to, and did not pre-approve, all of the fees described above in 2003 and 2002. As part of the initial public offering planning process, the Audit Committee met with the auditors and, although not required, pre-approved the services related to the initial public offering, certain tax services, and those services included in “All other fees.” The Audit Committee has reviewed and subsequently approved Ernst & Young LLP’s fees for 2003.

The Audit Committee has adopted a policy relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to pre-approval procedures established by the Audit Committee.

Our Audit Committee has considered whether the independent auditor’s provision of non-audit services to our company is compatible with maintaining the auditor’s independence, and concluded that such independence has not been impaired.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS

THE INDEPENDENT AUDITORS OF RENOVIS AS SET FORTH

IN THIS PROPOSAL NO. 2.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2004 by: (1) each of our directors; (2) each of our named executive officers (as listed on page 15); (3) by each person known by us based on publicly available records to be the beneficial owner of more than 5% of our outstanding common stock; and (4) all of our directors and executive officers as a group. As of March 31, 2004, we had 24,545,133 shares of our common stock outstanding.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options, warrants, or other rights that are currently exercisable or exercisable within 60 days of March 31, 2004, are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated below, the address of each individual listed below is c/o Renovis, Inc., Two Corporate Drive, South San Francisco, California 94080.

Except as otherwise set forth below, the street address of the beneficial owner is c/o Renovis, Inc., Two Corporate Drive, South San Francisco, California 94080.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage(1)
Stockholders owning more than approximately 5%
CentPharm, LLC(1)	2,822,221	11.50%
Entities affiliated with Alta Partners(2)	2,166,162	8.83
Entities affiliated with Skyline Ventures(3)	1,303,744	5.31
Entities affiliated with Venrock Associates(4)	1,803,917	7.35
Directors and Executive Officers
Corey S. Goodman, Ph.D.(5)	725,308	2.91
John C. Doyle(6)	159,998	*
F. Jacob Huff, M.D.(7)	129,998	*
Michael G. Kelly, Ph.D.(8)	169,998	*
Tito A. Serafini, Ph.D.(9)	284,557	1.15
Edward E. Penhoet, Ph.D.(10)	1,368,887	5.57
Michael J. Callaghan(11)	3,563,172	14.50
Farah H. Champsi(12)	1,255,399	5.11
Nancy M. Crowell(13)	857,896	3.49
Anthony B. Evnin, Ph.D.(14)	1,826,139	7.43
John H. Friedman(15)	696,825	2.84
Yasunori Kaneko, M.D.(16)	1,303,743	5.31
Edward M. Scolnick, M.D.(17)	126,665	*
John P. Walker(18)	2,848,887	11.59
All directors and officers as a group(14 persons)(19)	11,304,776	44.12%

*	Represents beneficial ownership of less than 1% of our common stock.
(1)	Represents: (a) 244,444 shares of common stock held by CentPharm, LLC; and (b) 2,577,777 shares of common stock held in escrow by Embassy & Co. CentPharm, LLC controls the voting of the shares of common stock held by Embassy & Co. as escrow agent.
(2)

Represents: (a) 1,148,235 shares of common stock held by Alta BioPharma Partners II, LP; (b) 963,465 shares of common stock held by Alta California Partners II, LP; (c) 42,240 shares of common stock held by Alta Embarcadero BioPharma Partners II, LLC; and (d) 12,172 shares of common stock held by Alta Embarcadero Partners II, LLC.
(3)	Represents: (a) 339,493 shares of common stock held by Skyline Expansion Fund, LP; (b) 76,230 shares of common stock held by Skyline Venture Partners II, LP; and (c) 888,020 shares of common stock held by Skyline Venture Partners Qualified Purchaser Fund II, LP.
(4)	Represents: (a) 324,731 shares of common stock held by Venrock Associates; (b) 1,443,207 shares of common stock held by Venrock Associates III, LP; (c) 23,508 shares of common stock held by Venrock Entrepreneurs Fund III, LP; and (d) 12,481 shares of common stock held by Venrock Entrepreneurs Fund, LP.
(5)	Represents: (a) 370,956 shares of common stock held by Dr. Goodman and the Goodman family trust, 58,655 shares of which are subject to repurchase as of March 31, 2004; and (b) options granted to Dr. Goodman to purchase 354,352 shares of common stock, 331,576 shares of which are unvested as of March 31, 2004.
(6)	Represents: (a) 17,777 shares of common stock held by Mr. Doyle; and (b) options granted to Mr. Doyle to purchase 142,221 shares of common stock, 122,662 shares of which are unvested as of March 31, 2004.
(7)	Represents: (a) 2,222 shares of common stock held by Dr. Huff; and (b) options granted to Dr. Huff to purchase 127,776 shares of common stock, 103,262 shares of which are unvested as of March 31, 2004.
(8)	Represents: (a) 55,555 shares of common stock held by Dr. Kelly, 40,554 shares of which are subject to repurchase as of March 31, 2004; and (b) options granted to Dr. Kelly to purchase 114,443 shares of common stock, 98,748 shares of which are unvested as of March 31, 2004.
(9)	Represents: (a) 175,669 shares of common stock held by Dr. Serafini, his trust, and the Serafini family trust, 38,982 shares of which are subject to repurchase as of March 31, 2004; and (b) options granted to Dr. Serafini to purchase 108,888 shares of common stock, 94,027 shares of which are unvested as of March 31, 2004.
(10)	Represents: (a) 30,864 shares of common stock held by Braden Penhoet; (b) 30,864 shares of common stock held by Stephen Penhoet; (c) 72,240 shares of common stock held by Dr. Penhoet, 463 shares of which are subject to repurchase as of March 31, 2004; (d) options granted to Dr. Penhoet to purchase 44,444 shares of common stock, 33,333 shares of which are unvested as of March 31, 2004; (e) 1,148,235 shares of common stock held by Alta BioPharma Partners II, LP; and (f) 42,240 shares of common stock held by Alta Embarcadero BioPharma Partners II, LLC. Braden Penhoet and Stephen Penhoet are Dr. Penhoet’s sons. Dr. Penhoet is a Director of Alta BioPharma Management II, LLC, which is the general partner of Alta BioPharma Partners II, LP. Alta Embarcadero BioPharma Partners II, LLC is an affiliated fund of Alta BioPharma Partners II, LP. Dr. Penhoet disclaims beneficial ownership of the shares held by his sons and these entities except to the extent of his pecuniary interest therein.
(11)	Represents: (a) options granted to Mr. Callaghan to purchase 26,666 shares of common stock, 19,723 shares of which are unvested as of March 31, 2004; (b) 244,444 shares of common stock held by CentPharm, LLC; (c) 2,577,777 shares of common stock held in escrow by Embassy & Co.; (d) 211,277 shares of common stock held by MDS Life Sciences Technology Fund II NC Limited Partnership; (e) 74,437 shares of common stock held by MDS Life Sciences Technology Fund II Quebec Limited Partnership; (f) 142,857 shares of common stock held by MLII Co-Investment Fund NC Limited Partnership; and (g) 285,714 shares of common stock held by SC Biotechnology Development Fund LP. Mr. Callaghan is a Managing Director, Private Equity at MDS Capital Corp., which provides, or a wholly-owned subsidiary of which provides, services to MDS Life Sciences Technology Fund II NC Limited Partnership, MDS Life Sciences Technology Fund II Quebec Limited Partnership, MLII Co-Investment Fund NC Limited Partnership and SC Biotechnology Development Fund LP. Mr. Callaghan is an Equity Manager of CentPharm, LLC, which controls the voting of the shares of common stock held by Embassy & Co. as escrow agent. Mr. Callaghan disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest therein if any.
(12)

Represents: (a) 42,702 shares of common stock held by Ms. Champsi, 463 shares of which are subject to repurchase as of March 31, 2004; (b) options granted to Ms. Champsi to purchase 22,222 shares of common stock, 16,667 shares of which are unvested as of March 31, 2004; (c) 1,148,235 shares of common stock held by Alta BioPharma Partners II, LP; and (d) 42,240 shares of common stock held by

Alta Embarcadero BioPharma Partners II, LLC. Ms. Champsi is a Managing Director of Alta BioPharma Management II, LLC, which is the general partner of Alta BioPharma Partners II, LP and a Manager of Alta Embarcadero BioPharma Partners II, LLC, which is an affiliated fund of Alta BioPharma Partners II, LP. Ms. Champsi disclaims beneficial ownership of the shares held by these entities except to the extent of her pecuniary interest therein.

(13)	Represents: (a) options granted to Ms. Crowell to purchase 26,666 shares of common stock, 18,704 shares of which are unvested as of March 31, 2004; (b) 47,380 shares of common stock held by Flagship Ventures-AGTC Advisors Fund, LP; and (c) 783,850 share of common stock held by Flagship Ventures-Applied Genomic Technology Capital Fund, LP. Ms. Crowell is a Managing Director of Flagship Ventures and a founding General Partner of Flagship Ventures’ Applied Genomic Technology Capital. Flagship Ventures manages Applied Genomic Technology Capital Fund, LP and AGTC Advisors Fund, LP. Ms. Crowell disclaims beneficial ownership of the shares held by these entities except to the extent of her pecuniary interest therein.
(14)	Represents: (a) options granted to Dr. Evnin to purchase 22,222 shares of common stock, 16,667 shares of which are unvested as of March 31, 2004; (b) 324,731 shares of common stock held by Venrock Associates, 85 shares of which are subject to repurchase as of March 31, 2004; (c) 1,443,208 shares of common stock held by Venrock Associates III, LP, 378 shares of which are subject to repurchase as of March 31, 2004; (d) 23,508 shares of common stock held by Venrock Entrepreneurs Fund III, LP; and (e) 12,481 shares of common stock held by Venrock Entrepreneurs Fund, LP. Dr. Evnin is a General Partner of Venrock Associates, a Member of Venrock Management III LLC, which is the General Partner of Venrock Associates III, LP, a Member of Venrock Management LLC, which is the General Partner of Venrock Entrepreneurs Fund, L.P., and a Member of VEF Management III LLC, which is the General Partner of Venrock Entrepreneurs Fund III, L.P. Dr. Evnin disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest therein.
(15)	Represents: (a) options granted to Mr. Friedman to purchase 22,222 shares of common stock, 16,667 shares of which are unvested as of March 31, 2004; and (b) 674,603 shares of common stock held by Easton Hunt Capital Partners, LP. Mr. Friedman is the Managing Partner of Easton Hunt Capital Partners, LP. Mr. Friedman disclaims beneficial ownership of the shares held by Easton Hunt Capital Partners, LP, except to the extent of his pecuniary interest therein.
(16)	Represents: (a) 339,493 shares of common stock held by Skyline Expansion Fund, LP, 4,334 shares of which are unvested as of March 31, 2004; (b) 76,230 shares of common stock held by Skyline Venture Partners II, LP, 1,012 shares of which are subject to repurchase as of March 31, 2004; and (d) 888,020 shares of common stock held by Skyline Venture Partners Qualified Purchaser Fund II, LP, 11,784 shares of which are subject to repurchase as of March 31, 2004. Dr. Kaneko is Managing Director of Skyline Ventures, which manages Skyline Venture Partners Qualified Purchaser Fund II, LP, Skyline Venture Partners II, LP and Skyline Expansion Fund, LP. Dr. Kaneko disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest therein.
(17)	Represents: (a) 88,888 shares of common stock held by Dr. Scolnick; and (b) options granted to Dr. Scolnick to purchase 37,777 shares of common stock, 22,177 shares of which are unvested as of March 31, 2004.
(18)	Represents: (a) options granted to Mr. Walker to purchase 26,666 shares of common stock, 19,723 shares of which are unvested as of March 31, 2004; (b) 244,444 shares of common stock held by CentPharm, LLC; and (c) 2,577,777 shares of common stock held by Embassy & Co. Mr. Walker is an Equity Manager of CentPharm, LLC, which controls the voting of the shares of common stock held by Embassy & Co. Mr. Walker disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest therein.
(19)	This number includes only once the 244,444 shares of common stock held by CentPharm, LLC, the 2,577,777 shares of common stock held in escrow by Embassy & Co., the 1,148,235 shares of common stock held by Alta BioPharma Partners II, LP and the 42,240 shares of common stock held by Alta Embarcadero BioPharma Partners II, LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors and officers and persons who beneficially own more than 10% of our common stock to file with the Securities and Exchange Commission, or the SEC, initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of ours. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

We commenced our initial public offering on February 4, 2004. Therefore our directors and executive officers and persons who own more than ten percent of our common stock were not subject to Section 16(a) during the year ended December 31, 2003. To date, based solely on review of the copies of such reports furnished to us and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners have been met.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

Set forth below is information regarding each of our executive officers as of March 31, 2004. Further information with regard to Dr. Goodman is presented under Proposal No. 1, above.

Name	Age	Position
Corey S. Goodman, Ph.D.	52	President, Chief Executive Officer and Director
John C. Doyle	35	Vice President, Finance and Chief Financial Officer
F. Jacob Huff, M.D.	55	Vice President, Clinical Development
Michael G. Kelly, Ph.D., MRSC	50	Vice President, Drug Discovery
Dushyant Pathak, Ph.D.	42	Vice President, Program Management and Corporate Development
Tito A. Serafini, Ph.D.	40	Vice President, Discovery Research and Chief Discovery Scientist

John C. Doyle has served as our Vice President, Finance and Chief Financial Officer since August 2002. Mr. Doyle served as Director of Finance from 1999 until he was appointed Vice President, Venture Finance in 2000 at Garage Technology Ventures, a venture capital investment bank, where he raised capital for the firm’s principal investing activities and managed private placement operations. Prior to joining Garage Technology Ventures, Mr. Doyle was Controller of Tularik, Inc., a biotechnology company, from 1996 to 1999. Mr. Doyle managed financial reporting at Athena Neurosciences, Inc., a biotechnology company (acquired by Elan Corporation), during 1996 and was an auditor at Price Waterhouse LLP (now PricewaterhouseCoopers) from 1991 to 1996. Mr. Doyle is a Certified Public Accountant and received a B.S. in Business Administration from California Polytechnic State University, San Luis Obispo and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

F. Jacob Huff, M.D. has served as our Vice President, Clinical Development since January 2003. From 2000 to 2002, Dr. Huff was Vice President, Clinical Affairs at NeoTherapeutics, Inc., a pharmaceutical company (now Spectrum Pharmaceuticals, Inc.), where he was responsible for development programs in Alzheimer’s Disease, Parkinson’s Disease, spinal cord injury and peripheral neuropathy. From 1998 to 2000, Dr. Huff was a professor at the University of California, Irvine. From 1989 to 1998, Dr. Huff served as Vice President of Global Therapeutic Area Neuroscience at Hoechst Marion Roussel, a pharmaceutical company (now Aventis, Inc.). In addition to the University of California, Irvine, Dr. Huff previously has held faculty appointments at the University of Medicine and Dentistry of New Jersey, University of Pittsburgh and Harvard Medical School. Dr. Huff received a B.A. in Psychology from Northwestern University and an M.D. from the Medical College of Ohio and completed fellowships in Neurology at the Massachusetts General Hospital and in Neuropsychology at the Massachusetts Institute of Technology.

Michael G. Kelly, Ph.D., Member, Royal Society of Chemistry (MRSC) has served as our Vice President, Drug Discovery since January 2003. During 2002, Dr. Kelly was Senior Director of Chemistry at NeoGenesis Pharmaceuticals, Inc., a biotechnology company. From 1999 to 2002, he was a director of research at Amgen Inc., a biotechnology company, and from 1992 to 1999, he was a Principal Scientist at Wyeth, a pharmaceutical company. He is an inventor on more than fifty U.S. patents. Dr. Kelly received a B.S. in Chemistry from the University of Ulster at Coleraine and a Ph.D. in Chemistry from the University of Southampton and conducted postdoctoral research studies at the University of Michigan and the University of Nottingham.

Dushyant Pathak, Ph.D. has served as our Vice President, Program Management and Corporate Development since March 2003. From 2000 to 2002, Dr. Pathak was Senior Vice President of Business Development and Strategic Planning at Centaur Pharmaceuticals, Inc., a biotechnology company. From 1999 to 2000, he was President & Chief Executive Officer of BioProtocol Inc., an information management company. From February to December 1999, Dr. Pathak was Senior Director of Corporate Development at Axys Pharmaceuticals, Inc., a biotechnology company (acquired by Applera Corp.), and from 1997 to 1999 he held various management positions at Arris Pharmaceutical Corporation, a biotechnology company, which subsequently merged to form Axys. At Arris and Axys, he was responsible for negotiating corporate partnerships with several major pharmaceutical companies. From 1996 to 1997, Dr. Pathak worked in Corporate Planning at Chiron Corporation. From 1994 to 1995, Dr. Pathak was an Investment Associate at Connecticut Innovations, Inc., a venture capital firm. Dr. Pathak received a B.A. in Natural Science and Mathematics from Bennington College, an M.B.A. from the Haas School of Business at the University of California, Berkeley and a Ph.D. in Biochemistry, Molecular Biology and Cell Biology from Northwestern University and conducted post-doctoral research at Yale University.

Tito A. Serafini, Ph.D. has served as our Vice President, Discovery Research and Chief Discovery Scientist since July 2000 and is a co-founder of Renovis. From 1996 to 2000, Dr. Serafini was an Assistant Professor of Cell and Developmental Biology and Neurobiology in the Department of Molecular and Cell Biology at University of California, Berkeley. Dr. Serafini received a B.S. in Biochemistry from Case Western Reserve University and a Ph.D. in Biochemistry from Stanford University and was a postdoctoral fellow at the University of California, San Francisco.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by us for the fiscal years ended December 31, 2003, 2002 and 2001 to or on behalf of our Chief Executive Officer, and the four other most highly compensated executive officers (collectively referred to as our “named executive officers”).

Summary Compensation Table

		Annual Compensation($)					Long Term Compensation Securities Underlying Options/ SAR(#)(2)	All Other Compensation (3)($)
Name and Principal Position	Year	Salary (1)($)		Bonus ($)	Other Annual Compensation (2)($)
Corey S. Goodman, Ph.D. President and Chief Executive Officer(5)	2003 2002 2001	335,000 300,000 166,000	(6)	120,000 30,000 —	65,999 9,255	(4) (4) (7)	391,110 8,888 122,222	7,128 6,780 2,110
John C. Doyle Vice President, Finance and Chief Financial Officer(8)	2003 2002 2001	195,000 76,288 —		15,850 — —	— — —		109,998 50,000 —	208 56 —
F. Jacob Huff, M.D. Vice President, Clinical Development	2003 2002 2001	167,500 — —		— — —	66,719 — —	(9)	129,997 — —	828 — —
Michael G. Kelly, Ph.D., MRSC Vice President, Drug Discovery	2003 2002 2001	197,028 — —		50,000 — —	— — —		169,996 — —	515 — —
Tito A. Serafini, Ph.D. Vice President, Discovery Research and Chief Discovery Scientist(11)	2003 2002 2001	200,000 175,000 168,523		35,000 18,250 16,500	1,718 1,606 1,440	(10) (10) (10)	153,332 2,222 —	— — —

(1)	Includes amounts earned but deferred at the election of the executive, such as salary deferrals under Renovis’ 401(k) Plan.
(2)	Although not required under rules promulgated by the SEC, amounts are shown for any named executive officer with respect to certain “perquisites” (such as imputed interest on loans at or below market value rates), even if such amounts are less than (i) 10% of the sum of the amounts of salary and bonus for the named executive officer or (ii) $50,000.
(3)	Represents term life insurance, supplemental life insurance and/or supplemental long-term disability insurance.
(4)	Represents payments for transportation service.
(5)	Dr. Goodman’s employment with Renovis began on September 1, 2001 at an annual base salary of $300,000.
(6)	Dr. Goodman’s salary in 2001 included $66,000 for consulting services performed prior to his employment by Renovis.
(7)	We loaned Dr. Goodman $42,000 at a 3.97% interest rate. The loan was paid in full by Dr. Goodman in April 2004.
(8)	Mr. Doyle’s employment with Renovis began on August 7, 2002 at an annual base salary of $190,000.
(9)	Represents payments for relocation expenses.
(10)	Represents amounts forgiven, including related taxes, in connection with a loan to Dr. Serafini in the amount of $3,600 at a 6.62% interest rate.
(11)	Dr. Serafini’s employment with Renovis began on December July 1, 2000 at an annual base salary of $165,000.

Employment Agreements and Change of Control Agreements

We have entered into an employment agreement with Corey Goodman, Ph.D., which provides that if Dr. Goodman’s employment is terminated by us without cause, or if there is a constructive termination (as defined below), at any time prior to the occurrence of a change in control or more than 13 months following the occurrence of a change in control of Renovis, then Dr. Goodman is entitled to the following severance benefits: six months salary, six months health benefits for Dr. Goodman and his dependents (such health benefits terminate on the date on which Dr. Goodman accepts employment with another employer that provides comparable benefits) and six months accelerated vesting of his stock options. In addition, if Dr. Goodman’s employment is terminated by us without cause, or if there is a constructive termination, at any time within 13 months following the occurrence of a change in control of Renovis, then Dr. Goodman is entitled to the following severance benefits: 18 months salary, 18 months health benefits for Dr. Goodman and his dependents (such health benefits terminate on the date on which Dr. Goodman accepts employment with another employer that provides comparable benefits) and immediate vesting of his stock options. However, if Dr. Goodman accepts employment with Renovis’ successor or acquiror on terms and conditions not less favorable than those contained in his employment agreement, he is not entitled to any severance benefits, unless at any time within 13 months following the occurrence of a change in control Dr. Goodman’s employment and his employment agreement are terminated by the successor or acquiror without cause, or if there is a constructive termination.

We have also entered into employment agreements with our executive officers John Doyle, F. Jacob Huff, M.D., Michael Kelly, Ph.D., MRSC and Tito Serafini, Ph.D. Each of these employment agreements provides that if such executive officer’s employment is terminated by us without cause, or if there is a constructive termination, at any time prior to the occurrence of a change in control or more than 13 months following the occurrence of a change in control of Renovis, then the executive is entitled to the following severance benefits: six months salary, six months health benefits for the executive and his dependents (such health benefits terminate on the date on which the executive accepts employment with another employer that provides comparable benefits) and six months accelerated vesting of his stock options. In addition, if the executive officer’s employment is terminated by us without cause, or if there is a constructive termination, at any time within 13 months following the occurrence of a change in control, then the executive is entitled to the following severance benefits: 12 months salary, 12 months health benefits for the executive and his dependents (such health benefits terminate on the date on which the executive accepts employment with another employer that provides comparable benefits) and immediate vesting of his stock options. However, if the executive accepts employment with Renovis’ successor or acquiror on terms and conditions not less favorable than those contained in his employment agreement, the executive is not entitled to any severance benefits, unless at any time within 13 months following the occurrence of a change in control the executive’s employment is terminated by the successor or acquiror without cause, or if there is a constructive termination.

Under the employment agreements, “constructive termination” generally means the executive’s resignation following: the delegation to the executive of duties or the reduction of the executive’s duties which substantially reduces the nature, responsibility or character of the executive’s position; a material reduction by Renovis or its successor in the executive’s base salary; a material reduction by Renovis or its successor in the kind or level of employee benefits or fringe benefits; the taking of any action by Renovis or its successor that would adversely affect the executive’s participation in any plan, program or policy generally applicable to employees of equivalent seniority; or if Renovis or its successor requires the executive to locate to a place more than 40 miles from its present location.

Stock Option Grants in 2003

The following table sets forth information regarding grants of stock options to each of our named executive officers during the fiscal year ended December 31, 2003. The percentage of options granted was based on aggregate grants of options to purchase common stock equal to a total of 1,979,904 shares during 2003. Potential realizable values are net of exercise price before taxes, and are based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until expiration of the ten-year term.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in 2003	Exercise of Base Price($/ Sh)(1)	Expiration Date
Name					5%($)	10%($)
Corey S. Goodman, Ph.D.	113,333 144,444 133,333	5.72 7.30 6.73	$1.125 1.35 4.50	3/17/2013 8/21/2013 9/23/2013	$2,087,791 2,628,409 2,006,226	$3,399,980 4,300,807 3,549,979
John C. Doyle	22,222 48,888 38,888	1.12 2.47 1.96	1.125 1.35 4.50	3/17/2013 8/21/2013 9/23/2013	409,368 889,602 585,137	666,658 1,455,636 1,035,389
F. Jacob Huff, M.D.	33,333 28,888 30,000 37,777	1.68 1.46 1.52 1.91	1.125 1.125 1.35 4.50	1/13/2013 3/17/2013 8/21/2013 9/23/2013	614,052 532,167 545,902 568,421	999,987 866,637 893,247 1,005,809
Michael G. Kelly Ph.D., MRSC	17,777 37,777 66,666 47,777	0.90 1.91 3.37 2.41	1.125 1.125 1.35 4.50	1/13/2013 3/17/2013 8/21/2013 9/23/2013	327,483 695,918 1,213,104 718,888	533,308 1,133,307 1,984,974 1,272,058
Tito S. Serafini, Ph.D.	44,444 60,000 48,888	2.24 3.03 2.47	1.125 1.35 4.50	3/17/2013 8/21/2013 9/23/2013	818,736 1,091,804 735,605	1,333,316 1,786,495 1,301,639

(1)	There was no public trading market for our common stock during fiscal 2003. Accordingly, these exercise prices are based on our Board of Directors’ determination of the fair market value of the underlying shares as of the dates of grant of $1.125, $1.35 and $4.50, respectively.

The potential realizable value is calculated based on the ten-year term of the stock option at the time of grant. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC based our initial public offering price of $12.00 per share and do not represent our estimate or projection of our future stock price. The potential realizable values at 5% and 10% appreciation are calculated by:

•	multiplying the number of shares of common stock subject to a given stock option by the initial public offering price of $12.00 per share;

•	assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the option; and

•	subtracting from that result the aggregate option exercise price.

The stock options for 22,222 shares granted to Mr. Doyle, 28,888 shares granted to Dr. Huff and 37,777 shares granted to Dr. Kelly in fiscal 2003 vest as to 12.5 of the original number of shares subject to the option on the six-month anniversary of the vesting commencement date and thereafter as to  1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date. The stock options for 33,333 shares granted to Dr. Huff and 17,777 shares granted to Dr. Kelly in fiscal 2003 vest as to 25% of the original number of shares subject to the option on the one-year anniversary of the vesting commencement date and thereafter as to  1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date. The remaining stock options granted to Mr. Doyle, Dr. Huff and Dr. Kelly and all of the stock options granted to Dr. Goodman and Dr. Serafini in fiscal 2003 vest as to  1/48th of the shares subject to the option on each monthly anniversary of the vesting commencement date. The vesting of the stock options granted to Dr. Goodman, Mr. Doyle, Dr. Huff, Dr. Kelly and Dr. Serafini will be accelerated upon the occurrence of certain events. See “Executive Compensation—Employment Agreements and Change of Control Arrangements.”

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the number and value of securities underlying options held as of December 31, 2003 by each of our named executive officers. Options shown as exercisable in the table below are immediately exercisable, but we have the right to purchase the shares of unvested common stock underlying some of these options upon termination of the holder’s employment with us.

			Option Values at December 31, 2003
			Number of Securities Underlying Unexercised Options at Fiscal Year End(#))		Value of Unexercised In-The-Money Options at Fiscal Year End($)
Name	Shares Acquired at Exercise(#)	Value Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Corey S. Goodman, Ph.D.(2)	106,756	$1,161,138	354,352	—	$3,390,163	—
John C. Doyle(3)	17,777	193,325	142,221	—	1,404,407	—
F. Jacob Huff, M.D.(4)	2,222	24,164	127,776	—	1,255,317	—
Michael G. Kelly, Ph.D., MRSC(5)	55,555	604,150	114,443	—	1,068,310	—
Tito A. Serafini, Ph.D.(6)	44,444	483,329	108,888	—	1,005,649	—

(1)	These values have been calculated based on our initial public offering price of $12.00 per share, less the applicable exercise price per share, multiplied by the underlying shares, without taking into account any taxes that may be payable in connection with the transaction.
(2)	Subject to certain exceptions, 69,212 of the 106,756 shares of common stock issued upon the exercise of options by Dr. Goodman and 341,437 of the 354,352 shares of common stock underlying unexercised options would be subject to repurchase by us at the original purchase price if Dr. Goodman’s employment terminated before such shares were vested. See “Executive Compensation—Employment Agreements and Change of Control Arrangements.”
(3)	Subject to certain exceptions, 1,111 of the 17,777 shares of common stock issued upon the exercise of options by Mr. Doyle and 131,551 of the 142,221 shares of common stock underlying unexercised options would be subject to repurchase by us at the original purchase price if Mr. Doyle’s employment terminated before such shares were vested. See “Executive Compensation—Employment Agreements and Change of Control Arrangements.”
(4)	None of the 2,222 shares of common stock issued upon the exercise of options by Dr. Huff would be subject to repurchase by us at the original purchase price if Dr. Huff’s employment terminated before such shares were vested. Subject to certain exceptions, 111,388 of the 127,776 shares of common stock underlying unexercised options would be subject to repurchase by us at the original purchase price if Dr. Huff’s employment terminated before such shares were vested. See “Executive Compensation—Employment Agreements and Change of Control Arrangements.”
(5)

Subject to certain exceptions, 44,028 of the 55,555 shares of common stock issued upon the exercise of options by Dr. Kelly and 105,902 of the 114,443 shares of common stock underlying unexercised options would be subject to repurchase by us at the original purchase price if Dr. Kelly’s employment terminated before such shares were vested. See “Executive Compensation—Employment Agreements and Change of Control Arrangements.”

(6)	Subject to certain exceptions, 36,111 of the 44,444 shares of common stock issued upon the exercise of options by Dr. Serafini and 100,832 of the 108,888 shares of common stock underlying unexercised options would be subject to repurchase by us at the original purchase price if Dr. Serafini’s employment terminated before such shares were vested. See “Executive Compensation—Employment Agreements and Change of Control Arrangements.”

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2003 for all of our equity compensation plans:

Plan Category	No. of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		No. of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	2,200,389	2.38	(2)	83,866

(1)	The plans included in this row include our 2003 Equity Incentive Plan and 2000 Equity Incentive Plan.
(2)	Represents the weighted average exercise price of outstanding stock options only.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2003, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our capital stock or any member of such person’s immediate families had or will have a direct or indirect material interest other than arrangements described under the caption “Executive Compensation” and “Director Compensation” and the items described below.

Indemnification and Employment Agreements

As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and bylaws that authorize and require us to indemnify our officers and directors to the full extent permitted under Delaware law, subject to limited exceptions. We have also entered into change of control agreements and/or employment agreements with our named executive officers. See “Executive Compensation— Employment Agreements and Change of Control Arrangements”.

We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Stock Option Grants

We have granted stock options to purchase shares of our common stock to our executive officers and directors. See “Security Ownership of Certain Beneficial Owners and Management” and “Executive Compensation—Summary Compensation Table.”

Amended and Restated Investor Rights Agreement

We and certain of our stockholders are parties to an agreement under which our such stockholders have registration rights with respect to their shares of common stock.

COMPENSATION COMMITTEE REPORT

During fiscal year 2003, the Compensation Committee comprised Ms. Crowell, Dr. Evnin, Dr. Penhoet and Mr. Friedman. Dr. Evnin was Chairman of the Compensation Committee. The Compensation Committee provides assistance to the Board by designing, recommending to the Board for approval and evaluating the compensation plans, policies and programs of Renovis, especially those regarding executive compensation; reviewing and approving the compensation of our Chief Executive Officer and other officers and directors; and assists the Board in producing this annual report on executive compensation in accordance with applicable rules and regulations. We believe that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, any applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq National Market and Securities and Exchange Commission rules and regulations.

Compensation Philosophy

The Compensation Committee designs our executive compensation with the following overall objectives:

•	Attract, retain and motivate key executive talent;

•	Encourage high performance;

•	Promote employee accountability; and

•	Align employee incentives with the interests of stockholders.

Executive compensation comprises four components:

•	Base salaries competitive with similarly situated development-stage biopharmaceutical companies;

•	Companies with which Renovis competes for similar talented executives;

•	Annual variable compensation or bonuses which are designed to encourage executives to focus on the achievement of specific short-term corporate goals as well as longer-term strategic objectives and reward them for their impact on such achievement; and

•	Long-term equity based incentives in the form of stock options, to align the interests of management and stockholders and reward management for performance which benefits our stockholders.

Renovis strives to provide a total compensation package to senior management that is competitive in the marketplace, recognizes individual performance and provides opportunities to earn rewards based on achievement of short-term and long-term individual and corporate objectives.

The Compensation Committee evaluates other indications of performance, such as progress of Renovis’ research programs, clinical development, and corporate development activities, as well as Renovis’ success in securing capital sufficient to enable Renovis to continue research and development activities and clinical development activities. In the biopharmaceutical industry, many traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. Because of Renovis’ current stage of development, the Compensation Committee has not used profitability or market value of our stock as a significant factor in review executives’ performance and setting compensation. As such, the Compensation Committee evaluates other indications of performance, such as progress of Renovis’ research and development programs and corporate development activities, as well as Renovis’ success in securing capital sufficient to enable Renovis to continue research and development activities. These considerations necessarily involve an assessment by the Compensation Committee of individual and corporate performance. In addition, total compensation paid by Renovis to its executive officers is designed to be competitive with compensation packages paid to the management of similarly situated companies in the biopharmaceutical industry. Toward that end, the Compensation Committee may review both independent survey data, as well as data gathered internally.

This report is submitted by the Compensation Committee and addresses the compensation policies for 2003 as such policies affected Dr. Goodman, in his capacity as Chief Executive Officer of Renovis, Inc., and the other executive officers of Renovis, Inc.

Base Salary

Base salary ranges are reviewed annually and adjustments are made at the beginning of the fiscal year to reflect changes in job description or market conditions. When establishing or reviewing compensation levels for each executive officer, the Committee considers numerous factors, including the qualifications of the executive, his or her level of relevant experience, specific operating roles and duties and strategic goals for which the executive has responsibility.

The Compensation Committee reviews surveys of proxy statement data, informal studies presented to the Compensation Committee, and independent compensation surveys and compares salary levels of its executive officers with those of leading comparable companies in order to determine the competitiveness of the pay structure for its executive officers annually. In setting the annual base salaries for our executive officers the Compensation Committee reviews the aggregate salary and bonus compensation for individuals in comparable positions with similarly situated companies, including development stage public biopharmaceutical companies and competitors of ours. The Compensation Committee compares the salary levels of its executive officers with those of these similarly situated companies and strives to provide its executive officers with cash compensation competitive with the total annual cash compensation paid by comparable companies.

In setting annual base salaries, the Compensation Committee also reviews and evaluates the performance of the department or activity for which the executive has responsibility, the impact of that department or activity on Renovis and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for peer executives both inside and outside Renovis. Adjustments to each individual’s base salary are made in connection with annual performance reviews. The level of salaries paid to our executive officers also takes into account our research and development and clinical development achievements during the year, our success in entering into significant agreements with collaborators, as well as an evaluation of the individual performance and contribution of each executive to our performance for the year. Particular emphasis is placed on the individual officer’s level of responsibility for and role in meeting our research and development, clinical development, corporate development and strategic, technological and financial objectives.

Variable Compensation (Bonuses)

Cash bonuses are awarded on a discretionary basis, usually following our fiscal year-end, and are based on the achievement of corporate and individual goals set by the Board and our Chief Executive Officer at the beginning of the year, as well as the financial condition of Renovis. We award bonuses for accomplishments achieved during the past year. The Compensation Committee recommends to the Board the amount of the bonus, with advice from our management. The Compensation Committee makes its recommendations based upon an assessment of the individual’s contributions during the year, compared to (but not restricted to) a list of goals previously approved by management and the Compensation Committee. The Compensation Committee also considers general business and economic factors relating to us in recommending the size of the bonus pool and adjusts bonuses based on those factors as well. Each executive officer has a target bonus opportunity that is set by the Compensation Committee each year and then reviewed based on that year’s performance and recommended to the Board for approval. The Compensation Committee sets target bonus opportunities for the executive officers, calculated as a percentage of base salary. For 2004, the Chief Executive Officer’s target bonus opportunity is 50% of base salary and other executive officers’ target bonus opportunity is 30% of base salary, although actual bonus awards can range.

Stock Options

Renovis has used the grant of options under our 2003 Stock Plan to underscore the common interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to make each executive’s total compensation opportunity competitive. In addition, because stock options generally become exercisable over a period of several years, options encourage executives to remain in the long-term employ of Renovis. In determining the size of an option to be granted to an executive officer, the Committee takes into account an officer’s position and level of responsibility within Renovis, the officer’s existing stock and option holdings, and the potential reward to the officer if the stock price appreciates in the public market. Stock options awards are intended to align the interests of executives with the interests of the stockholders in our long-term performance. The Compensation Committee developed guidelines for executive stock option awards, in consultation with our management. The guidelines are based upon:

•	analysis of long-term incentive awards based on each individual executive’s position;

•	responsibilities, performance and contribution to the achievement of our long-term goals; and

•	competitive stock option data from similarly situated biotechnology companies.

In addition, the Compensation Committee reviews the equity position of all executive officers on an annual basis and awards stock options to executive officers periodically.

Executive Officer Compensation and Chief Executive Officer’s Compensation

In setting certain elements of compensation payable for the 2003 fiscal year and planning the compensation payable for the 2004 fiscal year to our Chief Executive Officer, Dr. Goodman, and the other executive officers, the Compensation Committee reviewed the importance of each executive officer’s individual achievement in meeting Renovis’ goals and objectives set during the prior fiscal year as well as the overall achievement of the goals by the entire company. These goals included the progressive development of Renovis’ research and clinical development programs, establishment of strategic alliances and collaborative partnerships and the acquisition of additional funding for our operations. Specifically, the Compensation Committee concluded that Renovis successfully achieved many of its objectives through:

•	completion of our initial public offering of common stock and concurrent private placement with Genentech resulting in net proceeds of $71.4 million;

•	execution of a collaborative research, development and license agreement with Genentech, Inc., under which Genentech paid an upfront license and technology access fee of $5.25 million, made a $3.0 million equity purchase and is obligated to pay future milestone and royalty payments on therapeutic products emerging from the collaboration that are developed and commercialized by Genentech;

•	execution of a patent license and research collaboration agreement with Merck & Co, in furtherance of our strategy to build a balanced portfolio of product candidates;

•	completed a $45.0 million Series E Preferred Stock financing;

•	continued strengthening of our intellectual property position;

•	receipt of regulatory approvals to commence Phase III clinical trials for Cerovive and receipt of $4.5 million in milestone payments earned from Astra Zeneca upon commencement of such Phase III trial;

•	initiation of Phase II clinical program for REN-1654;

•	completion of Phase I clinical trial for REN-213 and initiation of Phase II clinical trials; and

•	continued progress in our research programs in the areas of pain, trauma and stroke, and neurodegenerative diseases.

The determination by the Compensation Committee of the Chief Executive Officer’s remuneration is based upon methods consistent with those used for other executive officers. The Committee considers certain quantitative factors, including Renovis’ financial, strategic, and operating performance for the year as well as certain qualitative criteria including leadership qualities and management skills, as exhibited by innovations, time and effort devoted to Renovis and other general considerations in determining appropriate compensation of the Chief Executive Officer.

In 2003, the Compensation Committee increased Dr. Goodman’s salary to $335,000 from $300,000 in 2002. The Compensation Committee has increased Dr. Goodman’s salary to $385,000 for 2004. Dr. Goodman is eligible to participate in the same executive compensation plans available to our other executive officers. In May 2002 and March 2003, Dr. Goodman was granted a stock option to purchase 8,888 shares and 13,333 shares of our common stock at an exercise price of $0.25 per share, the fair market value on the dates of grant as determined by the Board of Directors, for services performed during 2002. In August 2003, Dr. Goodman was granted a stock option to purchase 144,444 shares of our common stock at an exercise price of $0.30 per share, the fair market value on the date of grant as determined by our Board of Directors, and in September 2003, Dr. Goodman was granted a stock option to purchase 133,333 shares our common stock at an exercise price of $1.00 per share, the fair market value on the date of grant as determined by the Board of Directors, for services performed during 2003. The Compensation Committee in March of 2004 approved a bonus of $145,000 to Dr. Goodman for services performed in 2003.

In determining Dr. Goodman’s 2003 compensation, including whether to grant stock options to Dr. Goodman, the Compensation Committee considered Dr. Goodman’s overall compensation package as compared with other chief executive officers in our industry and past option grants, as well as the effectiveness of Dr. Goodman’s leadership of Renovis and the resulting success of Renovis in the attainment of its goals. In this regard, the Compensation Committee determined that Dr. Goodman’s base salary was not competitive with other similarly situated public company chief executive officers, but that the Compensation Committee would attempt to raise his base salary to a competitive level over a two- to three-year period.

The Compensation Committee believes that the continued commitment and leadership of our executive officers through fiscal year 2003 were and continue to be important factors in the achievements of Renovis.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be “performance-based” and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under Renovis’ cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, Renovis’ compensation philosophy and Renovis’ best interests.

Internal Revenue Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to our corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to our executive officers to the extent consistent with the best interests of our company and our stockholders.

COMPENSATION COMMITTEE

Anthony B. Evnin, Ph.D., Chairperson(1)

Nancy M. Crowell(2)

John H. Friedman(3)

Edward E. Penhoet, Ph.D.(4)

(1)	A member since August 9, 2000
(2)	A member since November 12, 2002
(3)	A member since September 23, 2003
(4)	A member since August 9, 2000

The Compensation Committee report on executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

AUDIT COMMITTEE REPORT

Our Audit Committee was established on October 16, 2003 and the Board of Directors adopted its Audit Committee charter on October 16, 2003. During fiscal year 2003, the Audit Committee comprised Dr. Kaneko, Mr. Callaghan and Ms. Champsi. Dr. Kaneko is Chairman of the Audit Committee. The Audit Committee assists the Board of Directors with its oversight responsibilities (i) regarding the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the independent auditors qualifications and independence; and (iv) the performance of our internal audit function, if any, and independent auditors. The Board has determined that all members are financially literate as required by the National Association of Securities Dealers.

Dr. Kaneko is our Audit Committee financial expert under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. We believe that the composition of our audit committee meets the requirements for independence under the current requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq National Market and SEC rules and regulations. All of the members of the Audit Committee were and are “independent” directors, as determined in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

Our Audit Committee Charter is attached as an exhibit to this proxy statement. It can also be located on our website at www.renovis.com in the section titled, “Investor Relations.”

Management is responsible for our company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report and discussed such statements with management. The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors to discuss the results of their examination, their evaluation of Renovis’ internal controls and the overall quality of Renovis’ financial reporting. The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2003:

(1) The Audit Committee has reviewed and discussed the audited financial statements of Renovis as of and for the year ended December 31, 2003 with management and Ernst & Young LLP, our independent auditors.

(2) The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), other professional standards, membership provisions of the SEC Practice Session, and other SEC rules, as currently in effect.

(3) The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from Renovis.

(4) The Audit Committee has considered whether Ernst & Young LLP’s provision of non-audit services to Renovis is compatible with maintaining the auditors’ independence and concluded that such independence has not been impaired.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

AUDIT COMMITTEE

Yasunori Kaneko, M.D., Chairperson(1)

Michael J. Callaghan(2)

Farah H. Champsi(3)

(1)	A member since October 16, 2003
(2)	A member since October 16, 2003
(3)	A member since October 16, 2003

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

STOCK PERFORMANCE GRAPH

Our common stock was not registered pursuant to Section 12 of the Exchange Act in 2003. Our common stock began trading on the Nasdaq National Market on February 4, 2004 under the symbol RNVS. Prior to such time there was no public market for our common stock. We plan to furnish a stock performance graph in the proxy statement for our annual meeting in 2005. The closing share price for our common stock on April 26, 2004 as reported by the Nasdaq National Market System was $13.00.

OTHER INFORMATION

Other Matters at the Meeting

We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Annual Report on Form 10-K; Available Information

We have filed with the SEC an Annual Report on Form 10-K. Each stockholder receiving this proxy statement will also be provided with a copy of our Annual Report to Stockholders. We will provide without charge a copy of our 2003 Equity Incentive Plan, 2003 Stock Plan and/or our Annual Report on Form 10-K upon written request to our Secretary. Copies of exhibits to our Annual Report on Form 10-K are available from us upon reimbursement of our reasonable costs in providing these documents and written request to our Secretary. Please address requests for these documents to: Secretary, Renovis, Inc., Two Corporate Drive, South San Francisco, California 94080. Our filings with the SEC may be inspected at the offices of the Securities and Exchange Commission located in Washington, D.C. Documents filed electronically with the Securities and Exchange Commission may also be accessed through the website maintained by it at: www.sec.gov.

Stockholder Proposals for 2005 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be so included for the 2005 annual meeting of stockholders proposals must comply with the requirements of Rule 14a-8 and must be received by us no later than January 7, 2005, unless the meeting date is before May 17, 2005 or after July 16, 2005, in which case a reasonable time before we begin to print and mail our proxy materials. In addition, our Amended and Restated Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by our Secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2005 annual meeting of stockholders, such a proposal must be received by us after February 16, 2005 but no later than March 18, 2005. If the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice. Except as otherwise provided by law, the chairman of the meeting may disregard any stockholder proposal if the chairman determines that it is not made in compliance with the applicable notice provisions. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, we need not present the proposal for a vote at such meeting.

By order of the Board of Directors

Alan C. Mendelson

Secretary

South San Francisco, California

May 7, 2004

APPENDIX A

RENOVIS, INC.

AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER

This Amended and Restated Compensation Committee Charter (this “Charter”) was originally adopted by the Board of Directors (the “Board”) of Renovis, Inc. (the “Company”), on November 12, 2002, amended and restated by the Board on October 16, 2003, and may be amended by the Board at any time.

Certain provisions of this Charter were prepared with a view towards governance of the Company following an initial public offering of the Company’s common stock. Accordingly, not all provisions of this Charter may be appropriate during such time as the Company remains privately held. The Board reserves the right to waive or not to implement any of the provisions of this Charter which it may determine in its sole discretion to defer until such time as an initial public offering has been effected, without the need for a formal amendment of the Charter.

I. Purpose

The purpose of the Compensation Committee (the “Committee”) of the Company’s Board is to provide assistance to the directors in fulfilling their responsibilities by (i) designing (in consultation with management or the Board), recommending to the Board for approval and evaluating the compensation plans, policies and programs of the Company, especially those regarding executive compensation, (ii) reviewing and approving the compensation of the Chief Executive Officer and other officers and directors and (iii) producing an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations. The Committee shall ensure that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders.

In addition to the specific powers and responsibilities delegated to the Committee in this Charter, the Committee shall also carry out and may exercise any other powers or responsibilities as are assigned by law, the Company’s charter or bylaws or as may be delegated to it by the Board from time to time. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be made by the Committee in its sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board consistent with any provisions of the Company’s bylaws that are applicable to the Committee.

II. Membership

The Committee shall be comprised of at least three (3) directors as determined by the Board, none of whom shall be an employee of the Company and each of whom shall (i) satisfy the independence requirements of the Nasdaq Stock Market, (ii) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) be an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iv) be otherwise free from any relationship that, in the business judgment of the Board, would interfere with his or her exercise of business judgment as a Committee member. Members of the Committee must, in the business judgment of the Company’s Nominating and Corporate Governance Committee and the entire Board, have a combination of business and employee-management experience that would be valuable in providing broad direction to the Board on matters related to compensation for non-employee directors and for the Chief Executive Officer of the Company and advising the Board on executive compensation matters.

The members of the Committee shall be appointed by the Board. Unless a Chairperson of the Committee (the “Chairperson”) is designated by the Board, the Committee may designate a Chairperson by a majority vote of the full Committee membership.

III. Meetings and Procedures

The Committee shall meet on a regularly-scheduled basis at least twice annually, with one meeting to be held in each half of the fiscal year, and on such other occasions as the members of the Committee may from time to time determine or as the Chief Executive Officer of the Company may request. Meetings of the Committee shall be held upon call by the Chairman of the Board or the Chairperson. A quorum of the Committee shall consist of a majority of the members of the Committee in office at the time of any meeting and the vote of a majority of the members of the Committee present at the time of a vote, if a quorum is present at that time, shall be the act of the Committee. The Chairperson or, in his or her absence, another member chosen by the attending members, shall preside at each meeting and set the agendas for Committee meetings.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee but may not vote and shall not participate in any discussion or deliberation unless invited to do so by the Committee. The Committee may, at its discretion, include in its meetings members of the Company’s management, members of the Company’s legal, tax and accounting departments and any other personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. The Chief Executive Officer may attend meetings of the Committee in respect of compensation of other officers and directors but not in respect of his own compensation as Chief Executive Officer. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, other than any non-management director who satisfies applicable independence criteria.

The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall have the sole authority, as it deems appropriate, to retain and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such persons employed by the Committee.

The Chairperson shall report to the Board following meetings of the Committee and as otherwise requested by the Chairman of the Board or by other directors.

When planning to establish, modify or certify performance targets under bonus plans for senior executives, grant any and all forms of equity compensation, modify or rescind any option, stock or restricted stock grants, or make, modify or rescind loans to employees or directors, the Committee shall consult the Company’s legal, tax and accounting departments before taking action.

All adopted plans of compensation or changes to existing plans, whether for executives, directors or other personnel, shall be detailed and attached to the minutes of the appropriate meeting. This includes any grants of options or loans made outside of any official Company plan.

IV. Powers and Responsibilities

To fulfill its responsibilities, the Committee shall be responsible for:

(i)	reviewing and, if necessary, revising the compensation philosophy of the Company;

(ii)	reviewing and approving corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of these goals and objectives and establishing the compensation of the Chief Executive Officer based on such evaluation;

(iii)	reviewing and approving all compensation for all other officers (as such term is defined in Rule 16a-1 promulgated under the Exchange Act) and directors;

(iv)	managing and reviewing stock option, employee pension and benefit plans (401(k), employee stock purchase plan, etc.) and amendments thereto;

(v)	managing and reviewing the grant of perquisite benefits;

(vi)	managing and reviewing executive officer and director indemnification and insurance matters;

(vii)	managing and reviewing any employee loans; and

(viii)	preparing and approving the Report of the Compensation Committee to be included as part of the Company’s annual proxy statement, following such time as the Company becomes subject to the periodic reporting requirements of the Exchange Act.

The Committee’s review and approval of compensation for officers and directors shall be consistent with the overall Company budget established by the Board, and if necessary, the Committee shall consult with the Board with respect to the budgeting process in order to achieve such consistency. The Committee will report all actions and approvals with respect to compensation decisions to the Board.

The Committee’s responsibility for managing and reviewing employee benefit plans includes responsibility for general administration, an annual review of the plan, the setting of performance targets when appropriate, and approval of any and all changes, including termination of compensation plans when appropriate.

All annual plan reviews should include reviewing the plan’s administrative costs, reviewing current plan features relative to any proposed new features, assessing the performance of the plan’s internal and external administrators if any duties have been delegated, and formally adopting any plan changes by resolution of the Committee.

V. Delegation of Duties

In fulfilling its responsibilities, the Committee shall, subject to the following paragraphs, be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee or to a specified executive officer(s) of the Company. All proposed delegations must be adopted by a resolution of the Committee and reviewed for compliance with the relevant plan and applicable legal requirements by the Company’s legal, tax and accounting departments before they are voted upon at meetings. The resolution shall specify which duties are being delegated, to whom the duties are delegated, and which oversight powers the Committee retains.

The Committee shall not delegate any matters that involve executive compensation or for any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code (“Section 162(m)”).

The Committee shall, without delegation:

(i)	set and commit to writing any and all performance targets for all executive officers within the first 90 days of the performance period to which such target relates or, if shorter, within the period provided by Section 162(m) in order for such target to be “pre-established” within the meaning of Section 162(m);

(ii)	certify that any and all performance targets used for any performance- based equity compensation plans have been met before payment of any executive bonus or compensation or exercise of any executive award granted under any such plan(s);

(iii)	approve all amendments to all equity-based compensation plans;

(iv)	grant any awards under any performance-based equity compensation plans to executive officers or current employees with the potential to become the Chief Executive Officer or an executive officer;

(v)	approve awards under the Company’s stock option plan(s) to executive officers or current employees with the potential to become the Chief Executive Officer or an executive officer; and

(vi)	approve Chief Executive Officer and other executive officer compensation.

In addition, the Committee shall ensure that the stockholders of the Company approve the performance goals used to set the performance targets in any performance-based equity compensation plans to the extent required, and in the manner provided, by Section 162(m) and the treasury regulations promulgated thereunder (which generally requires such approval at least every five years or earlier if such criteria are otherwise amended).

VI. Evaluation of Performance of Compensation Committee

The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

VII. Disclosure of Charter

Following such time as the Company becomes subject to the periodic reporting requirements of the Securities Exchange Act, this Charter shall be made available on the Company’s website and to any stockholder who otherwise requests a copy. The Company’s Annual Report to Stockholders shall state the foregoing.

APPENDIX B

RENOVIS, INC.

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

This Nominating and Governance Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of Renovis, Inc. (the “Company”), on October 16, 2003, and may be amended by the Board at any time.

Certain provisions of this Charter were prepared with a view towards governance of the Company following an initial public offering of the Company’s common stock. Accordingly, not all provisions of this Charter may be appropriate during such time as the Company remains privately held. The Board reserves the right to waive or not to implement any of the provisions of this Charter which it may determine in its sole discretion to defer until such time as an initial public offering has been effected, without the need for a formal amendment of the Charter.

I. Purpose

The purpose of the Nominating and Governance Committee (the “Committee”) is to make recommendations to the Board in order to assist the Board with its responsibilities regarding:

(i)	the identification of individuals qualified to become Board members;

(ii)	the selection of the director nominees for the next annual meeting of stockholders;

(iii)	the selection of director candidates to fill any vacancies on the Board; and

(iv)	to develop and recommend to the Board a set of corporate governance guidelines and principles applicable to the Company (the “Corporate Governance Guidelines”).

In so doing, the Committee will endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board and management of the Company.

II. Membership

The Committee will be composed of not less than three (3) directors, each of whom, in the business judgment of the Board, has experience that would be valuable to providing broad direction to the Board on matters related to corporate governance, and will be appointed by action of the Board and shall serve at the discretion of the Board. Each member of the Committee will also satisfy the “independence” requirements of the Nasdaq National Market System and the Company’s Corporate Governance Guidelines. The General Counsel of the Company or such other officer as is designated by the Board to do so will provide any member of the Committee with a copy of the current “independence” requirements of the Nasdaq National Market System upon request.

III. Meetings and Procedures

The Chairperson of the Committee (or in his or her absence, a member designated by the Chairperson of the Committee) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee. The Committee shall meet at least twice annually and more frequently as the Committee deems desirable or as the Chief Executive Officer of the Company may request.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee but may not vote and shall not participate in any discussion or deliberation unless invited to do so by the Committee. The Committee may, at its discretion, include in its meetings members of the Company’s management or any other personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, other than any non-management director who satisfies applicable independence criteria.

The Committee shall conduct an annual performance evaluation of the Committee.

The Committee may form and delegate authority to subcommittees when appropriate; provided, that any such subcommittee must be comprised solely of members of the Committee and must publish its charter.

IV. Goals and Responsibilities

The goals and responsibilities of the Committee are to:

(i)	assist in the recruiting of directors, including evaluation of executives recruited or promoted to positions eligible for Board membership;

(ii)	recommend to the Board (as soon as is reasonably practicable after a vacancy arises or a director advises the Board of his or her intention to resign) new directors for election annually by the stockholders and otherwise by appointment by the Board to fill vacancies, in compliance with the selection criteria outlined below;

(iii)	annually review the performance of individual directors and evaluate and recommend to the Board the nomination for re-election of current directors;

(iv)	evaluate and recommend to the Board the termination of individual directors (in accordance with the Company’s certificate of incorporation, bylaws, Corporate Governance Guidelines, this Charter and the Charters of the Company’s other committees), for cause or other reasons;

(v)	recommend to the Board director retirement policies;

(vi)	recommend to the Board the membership composition of the Board committees, including the size of the Board and Board committees;

(vii)	make recommendations to the Board regarding the authority of Board committees (including the Committee) to form and delegate authority to subcommittees;

(viii)	recommend to the Board the nomination, for election by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, other executive officers and members of Board-appointed committees;

(ix)	review periodically with the Chairman of the Board and the Chief Executive Officer the succession plans relating to positions held by elected corporate officers, and make recommendations to the Board with respect to the selection of individuals to occupy those positions;

(x)	make recommendations to the Board regarding matters, including, but not limited to, the Company’s certificate of incorporation, bylaws, this Charter and the charters of the Company’s other committees;

(xi)	develop and recommend to the Board the Corporate Governance Guidelines;

(xii)	annually review the performance of the Committee; and

(xiii)	periodically report to the Board on findings and actions.

V. Board Member Selection Criteria

The Committee may consider the following criteria in recommending candidates for election to the Board:

(i)	experience in corporate governance, such as an officer or former officer of a publicly held company;

(ii)	experience in the Company’s industry;

(iii)	experience as a board member of another publicly held company; and

(iv)	academic expertise in an area of the Company’s operations.

VI. Committee Selection Criteria

Each individual nominated to a Board committee will satisfy the following qualifications:

(i)	members of the chartered committees must meet the independence requirements of the Nasdaq National Market System and those set forth in the Corporate Governance Guidelines; and

(ii)	members of the Committee, Audit Committee and Compensation Committee must satisfy the selection criteria specified in the relevant committee charter.

VII. Committee Resources

The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, and to retain consultants at the expense of the Company.

VIII. Disclosure of Charter

Following such time as the Company becomes subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, this Charter shall be made available on the Company’s website and to any stockholder who otherwise requests a copy. The Company’s Annual Report to Stockholders shall state the foregoing.

APPENDIX C

RENOVIS, INC.

AUDIT COMMITTEE CHARTER

This Audit Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of Renovis, Inc., a Delaware corporation (the “Company”), on October 16, 2003, and may be amended by the Board at any time.

Certain provisions of this Charter were prepared with a view towards governance of the Company following an initial public offering of the Company’s common stock. Accordingly, not all provisions of this Charter may be appropriate during such time as the Company remains privately held. The Board reserves the right to waive or not to implement any of the provisions of this Charter which it may determine in its sole discretion to defer until such time as an initial public offering has been effected, without the need for a formal amendment of the Charter.

I. Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement following such time as the Company becomes subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

The Committee, through its Chairperson, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The Committee’s responsibilities are limited to oversight. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Absent actual knowledge to the contrary, each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II. Membership

The Committee shall consist of at least three (3) members of the Board. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. At least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC. In addition, each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act.

The members of the Committee, including the Chairperson of the Committee, shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III. Meetings and Procedures

The Chairperson of the Committee (or in his or her absence, a member designated by the Chairperson of the Committee) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV. Powers and Responsibilities

A. Interaction with the Independent Auditor

1. Appointment and Oversight. The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i)	The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii)	The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(iii)	The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv)	The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v)	The Committee shall monitor whether the auditor’s independence is maintained, including by reviewing the non-audit services provided to the Company by the auditor. Prohibited services under Section 10A(g) of the Exchange Act will include: (a) bookkeeping or other services related to the accounting records or financial statements of the Company; (b) financial information systems design and implementation; (c) appraisal or valuation services, proving fairness opinions or preparing contribution-in-kind reports; (d) actuarial services; (e) internal audit outsourcing services; (f) management functions or human resources; (g) broker or dealer, investment adviser or investment banking services; (h) legal services and expert services unrelated to the audit; and (i) any other service that the Public Accounting Oversight Board prohibits through regulation.

B. Meetings with Management, the Independent Auditor and the Internal Auditor regarding Annual Financial Statements and Annual Audit

1. The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

2. The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

3. The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

C. Separate Meetings with the Independent Auditor

1. The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

2. The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

3. The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

D. Recommendation to Include Financial Statements in Annual Report

The Committee shall, based on the review and discussions in paragraphs B(3) and C(3) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph A(3)(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K (if required to be filed with the SEC) for the fiscal year subject to the audit.

E. Quarterly Financial Statements

The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” if applicable.

F. Internal Audit

1. The Committee shall review the appointment and replacement of the internal auditor.

2. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

G. Other Powers and Responsibilities

1. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases, if any (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance, if any, provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

2. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

3. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

4. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

5. The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

6. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

7. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

8. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

9. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements at such time as the Company is subject to the periodic reporting requirements of the Exchange Act.

10. The Committee, through its Chair, shall report regularly to, and review with, the Board (A) any material issues that arise with respect to the Committee’s performance of the foregoing responsibilities, and (B) any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

11. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

12. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

13. The Committee shall annually review and assess internal controls and treasury functions including cash management procedures.

APPENDIX D

May 7, 2004

Dear Stockholder:

Please join us for the 2004 Annual Meeting of Stockholders of Renovis, Inc. The meeting will be held on June 16, 2004 at 2 p.m. Pacific time at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California.

At this year’s meeting, you will have the opportunity to elect two directors, approve the appointment of our independent auditors, and transact any other business properly presented at the meeting, as more fully described in the accompanying Proxy Statement. If you owned shares of common stock at the close of business on April 26, 2004, you will be entitled to vote at the Annual Meeting. In addition, you will have the opportunity to hear what has happened to our business in the past year and to ask questions. Additional information about the items of business to be discussed at our Annual Meeting is given in the enclosed Proxy Statement. You will find other detailed information about Renovis and our operations in the enclosed package which includes Renovis’ Annual Report on Form 10-K for 2003, which contains our audited consolidated financial statements.

We hope you can join us on June 16, 2004. If you are planning to attend, please send an e-mail to ir@renovis.com so that we may include you on the attendance list. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card and return it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

Corey S. Goodman, Ph.D.

President, Chief Executive Officer and Director

Two Corporate Drive, South San Francisco, CA 94080	tel: 650/266-1400 fax: 650/266-1505	www.renovis.com

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This Proxy is Solicited on Behalf of the Board of Directors

Renovis, Inc.

2004 Annual Meeting of Stockholders

The undersigned hereby appoints Corey S. Goodman, Ph.D. and John C. Doyle as proxies, with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of Renovis, Inc., a Delaware corporation standing in the name of the undersigned with all powers which the undersigned would have if present at the Annual Meeting of Stockholders to be held on June 16, 2004, at 2 p.m. Pacific time and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could so act if personally present thereat, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no selection is made, this proxy will be voted FOR proposals 1 through 2.

☐ I PLAN TO ATTEND THE MEETING

Proposal 1:	Election of Class I Directors
	Nominees:	Edward E. Penhoet, Ph.D.	Corey S. Goodman, Ph.D.
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.)

	VOTE FOR ☐		WITHHOLD AUTHORITY ☐
	all nominees listed		to vote for all nominees
(except as marked to the contrary)

Proposal 2:	Ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year 2004

	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the 2004 Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the above nominees are unable to serve.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. If you have any questions, call John C. Doyle at (650) 266-1400.

Number of Shares

Signature of Stockholder Date

Signature of Stockholder Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.